UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________
Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12

Smith Micro Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

No fee required

Fee paid previously with preliminary materials

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 9, 2024
Dear Smith Micro Stockholders:
We are pleased to invite you to the 2024 Annual Meeting of Stockholders of Smith Micro Software, Inc. to be held on Tuesday, June 18, 2024, at 11:00 a.m. Eastern Time via live webcast at the virtual meeting site, meetnow.global/MQKLXKG.
We will conduct a virtual online Annual Meeting this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all of our stockholders, regardless of geographic location. Stockholders will be able to attend and participate in the Annual Meeting online, vote shares electronically, and submit questions prior to and during the Annual Meeting as described in the enclosed proxy statement. We are pleased to embrace the latest technology to provide expanded access and enable greater stockholder attendance and participation from any location around the world.
The expected actions to be taken at the Annual Meeting, which include the election of three directors, are described in the attached proxy statement and notice of annual meeting of stockholders. In addition to the proxy statement, we are mailing or making available to you a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, which we encourage you to read. Our Annual Report includes our audited financial statements for 2023 and information about our operations, markets and products.
We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the attached proxy statement and our 2023 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the attached proxy statement, our 2023 Annual Report and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, which will be held online this year, you can be sure your shares are represented at the meeting by promptly voting your shares as instructed in the Notice, or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the printed proxy card by mail. If you later decide to participate in the Annual Meeting and wish to change your vote, you may do so simply by voting online during the meeting.
To log in to and participate in this year’s virtual Annual Meeting, you will need the stockholder control number located on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please keep this information in a safe place so it is available to you for the meeting.
We look forward to having you join us online at the Annual Meeting.

Sincerely,

William W. Smith, Jr.
Chairman of the Board,
President & Chief Executive Officer
Smith Micro Software, Inc.

SMITH MICRO SOFTWARE, INC.
5800 Corporate Dr.
Pittsburgh, PA 15237
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2024
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held on Tuesday, June 18, 2024, at 11:00 a.m. Eastern Time, at the virtual meeting site meetnow.global/MQKLXKG . The Annual Meeting will be held solely online, and as such there is no physical address for the Annual Meeting. The Annual Meeting will be held for the following purposes as more fully described in the proxy statement accompanying this notice:
1.Election of Directors. The election of three (3) directors to serve on our Board of Directors until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2.“Say on Pay” Proposal. Non-binding advisory vote to approve the 2023 compensation of named executive officers.
3.Ratification of the Appointment of SingerLewak LLP. Ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
4.Approval of Amended and Restated Omnibus Equity Incentive Plan. Approval of our Amended and Restated Omnibus Equity Incentive Plan.
5.Other Business. Any other business properly brought before the stockholders at the Annual Meeting, or at any adjournment or postponement thereof.
The close of business on April 22, 2024 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders on the Annual Meeting site at meetnow.global/MQKLXKG .
You are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting online, we urge you to ensure your representation by voting by proxy promptly in accordance with the Notice of Internet Availability of Proxy Materials (the “Notice”) or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. If you attend the Annual Meeting online and vote your shares at that time, your proxy will not be used.
A majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Please vote your shares in accordance with the Notice or return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors,
/s/ Jennifer M. Reinke
Jennifer M. Reinke
Secretary
Pittsburgh, Pennsylvania
May 9, 2024

Important notice regarding the availability of proxy materials for the stockholder meeting to be held June 18, 2024: The proxy statement and Annual Report are available at www.envisionreports.com/SMSI.
Your vote is very important, regardless of the number of shares you own. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request to receive them in accordance with the instructions provided in the Notice. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

SMITH MICRO SOFTWARE, INC.
PROXY STATEMENT

SMITH MICRO SOFTWARE, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 18, 2024
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
General
This proxy statement contains information related to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro,” the “Company,” “we,” “our” or “us”), which will be held on Tuesday, June 18, 2024, at 11:00 a.m. Eastern Time, and any postponements or adjournments thereof. We will host the Annual Meeting solely online via live webcast this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all of our stockholders, regardless of geographic location.
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our 2023 Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
Stockholders of record at the close of business on April 22, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our Annual Meeting, are being first mailed or made available to stockholders on or about May 9, 2024. These materials are available for viewing, printing and downloading on the Internet at www.envisionreports.com/SMSI.

Unless otherwise noted in this proxy statement, all share numbers and related price per share presented herein reflect the effects of our 1-for-8 reverse stock split which became effective at 11:59 p.m. Eastern Time on April 10, 2024 (the “Reverse Split”), including those share numbers and prices that predate the Reverse Split.
Purpose of the Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders accompanying this proxy statement and are described in more detail in this proxy statement. We are not aware of any matter to be presented other than those described in this proxy statement.
How to Participate in the Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MQKLXKG. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to enter the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online access will begin at 10:45 a.m. Eastern Time. Please follow the registration instructions as outlined in this proxy statement.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call (U.S.) 1-888-724-2416 or (International) +1 781-575-2748.
Registration to Participate in the Annual Meeting
If you are a stockholder of record, as explained below, you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.
If you own shares in “street name,” as explained below, you must register in advance to participate in the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting virtually on the Internet, you must submit proof of your proxy power (legal proxy) reflecting your Company stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 13, 2024. You will receive a confirmation of your registration by email after your registration materials have been received.
Requests for registration should be directed to the following:
•By email: Forward the email from your bank, broker, or other intermediary, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, Smith Micro Software, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001
Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered the “stockholder of record” of those shares. In this case, your Notice or printed proxy materials have been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.
Voting
Our outstanding common stock, par value $0.001 per share (the “Common Stock”) is the only class of securities entitled to vote on the proposals presented at the Annual Meeting. Common Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,601,582 shares of Common Stock outstanding and approximately 81 holders of record, according to information provided by our transfer agent. Each share of Common Stock is entitled to one vote on each proposal. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
All votes will be tabulated by our inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote your shares on a particular “discretionary” or “routine” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you, or has discretionary authority but chooses not to exercise it. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Vote Required for Each Proposal
The voting requirements for each of the Proposals under consideration at the Annual Meeting to be approved, and the effect of abstentions and broker non-votes on each Proposal, are as follows:

Proposal	Voting Approval Standard	Effect of Abstentions	Effect of Broker Non-Votes (1)
1: Election of Directors	The three nominees receiving the highest number of votes will be elected	No effect – not counted as a vote	No effect – not counted as a vote
2: “Say on Pay” (2)	Majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	Same effect as a vote against	No effect – not counted as a vote
3: Ratification of the Appointment of SingerLewak LLP	Majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	Same effect as a vote against	Routine matter – brokers will have discretionary authority to vote
4: Approval of Amended and Restated Omnibus Equity Incentive Plan	Majority of votes cast on such proposal	No effect – not counted as a vote	No effect – not counted as a vote
(1)Brokers are permitted to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. Proposal 3 is a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters, unless they have received voting instructions from their customers. Proposals 1, 2 and 4 are non-routine matters. Shares that are not voted by brokers on non-routine matters because their customers have not provided instructions are called broker non-votes.
(2)With respect to Proposal 2, the advisory vote on this proposal is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of these votes when making future compensation decisions.

How to Vote
The manner in which your shares may be voted depends on how your shares are held. If you are a stockholder of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize the individuals named on your proxy card or Notice to vote your shares. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. If no direction is made on your proxy and it is otherwise properly executed, your proxy will be voted FOR the election of the three director nominees, and will be voted FOR each of the other proposals at the Annual Meeting. You also may participate in and vote during the Annual Meeting.
Voting by proxy. You may vote your shares by proxy by telephone, via the Internet or by mail:
•By Telephone. You may transmit your proxy voting instructions by calling the telephone number specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you call. If you choose to vote by telephone, you do not have to return a proxy card by mail.
•Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you access the website. If you choose to vote via the Internet, you do not have to return a proxy card by mail.
•By Mail. If you received printed proxy materials, you may vote by proxy by completing, signing and dating the proxy card enclosed with your printed proxy materials and returning it in the enclosed prepaid envelope.
Voting online during the Annual Meeting: Stockholders who elect to participate in the Annual Meeting may vote online during the Annual Meeting by following the instructions provided. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will still be voted in accordance with your direction.
Telephone and Internet voting for stockholders of record will be available up until the conclusion of the Annual Meeting, and mailed proxy cards must be received by June 17, 2024 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, this deadline may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:
•by submitting a new proxy with a later date before the Annual Meeting either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;
•by voting online at the virtual meeting site; or
•by filing a written revocation with our corporate Secretary.
If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.
Your attendance alone at the Annual Meeting will not automatically revoke your proxy.
Solicitation
The proxies being solicited for the Annual Meeting as described in this proxy statement are being solicited by the Company’s Board of Directors. We will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile or personal solicitation; however, we will not pay them additional compensation for any of these services.
Deadlines for Receipt of Stockholder Proposals and Director Nominations
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. For stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be presented at and included in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), such proposals must be submitted to and received by the Company’s corporate Secretary no later than January 9, 2025. Pursuant to our Bylaws, any stockholder intending to present a proposal for action at an annual meeting must give written notice to the Company’s corporate Secretary not less than 30 days and not more than 60 days prior to the date of the annual meeting, except that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the deadline for submitting a stockholder proposal is the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Under our Bylaws, the deadline for submitting a nomination for a director to be included in our proxy materials for an annual meeting is 60 days prior to the date of the annual meeting. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information as required by Rule 14a-19 under the Exchange Act no later than April 21, 2025. Please note that these rules are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement pursuant to Rule 14a-8, as discussed above. The proxy solicited by the Board of Directors for the 2025 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than March 25, 2025, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholder proposals and nominations must be in writing and should be addressed to our corporate Secretary at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.
We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. Your proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting that is not included in this proxy statement.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation and Bylaws provide for our Board of Directors (the “Board”) to be divided into three classes. Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting. Our Board currently has eight directors: Andrew Arno, Thomas G. Campbell, Steven L. Elfman, Samuel Gulko, Asha Keddy, Chetan Sharma, William W. Smith, Jr. and Gregory J. Szabo. Mr. Campbell, Mr. Elfman and Ms. Keddy serve as directors with terms expiring at this year’s Annual Meeting. Messrs. Arno and Gulko serve as directors with terms expiring at the 2025 annual meeting of stockholders, and Messrs. Sharma, Smith and Szabo serve as directors with terms expiring at the 2026 annual meeting of stockholders.
Three directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) or until their respective successors shall have been elected and qualified. The Governance and Nominating Committee of the Board of Directors has recommended to the Board for nomination, and the Board has nominated, Mr. Campbell, Mr. Elfman and Ms. Keddy as its nominees for election to the Board at the Annual Meeting. Your proxy will be voted, unless authority is withheld or the proxy is revoked, FOR the election of Mr. Campbell, Mr. Elfman and Ms. Keddy to hold office until the date of our 2027 Annual Meeting or until their respective successors have been duly elected and qualified or until in either case they earlier resign, become disqualified or disabled, or are otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person recommended by the Governance and Nominating Committee and approved by the Board. Mr. Campbell, Mr. Elfman and Ms. Keddy have agreed to serve if elected, and the Board has no reason to believe that they will be unavailable to serve.
DIRECTORS AND NOMINEES
Provided below is certain information with respect to each nominee for election as a director and each continuing director.
Director Nominees for Terms Ending at the 2027 Annual Meeting of Stockholders

Name	Age	Present Position with the Company
Thomas G. Campbell (1)	73	Director
Steven L. Elfman (2)	68	Director
Asha Keddy (3)	50	Director
(1)Member of the Audit, Compensation, and Governance and Nominating Committees
(2)Member of the Compensation, Governance and Nominating, and Mergers and Acquisitions Committees
(3)Member of the Audit Committee
Mr. Campbell became a director in 1995. From 1999 until his retirement in October 2021, he served as the Executive Vice President of King Printing, Inc., a book printing and manufacturing company. Mr. Campbell currently serves in volunteer roles for the grant program of Cummings Foundation, which seeks to support nonprofits in eastern Massachusetts, where he has served since February 2021, and for Rivier University, a private university where he has served since September 2023. From 1996 to 1999, he was the Vice President of Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From 1995 to 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds, and prior to that served during 1995 as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1985 to 1995, he served in several senior management positions at Hayes Microcomputer Products, Inc., including Vice President of Operations and Business Development and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1985, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University. Mr. Campbell brings to our Board extensive executive management experience in the retail and consumer products industries, along with particular strengths with respect to leadership, management, financial, international business and corporate governance skills.
Mr. Elfman became a director in 2014. He is the former President of Network Operations and Wholesale at Sprint, a telecommunications company and leading wireless carrier prior to its acquisition by T-Mobile in 2020, having had responsibility for product, technology development, network, wholesale operations, value-added services, procurement and real estate, and digital. Mr. Elfman joined the Sprint senior leadership team in 2008 from mobile data technology services company, Infospace, where he was Executive Vice President of Infospace Mobile, then President and Chief Operating Officer of Motricity following the acquisition of Infospace Mobile. He also has held leadership positions at Terabeam, as Executive Vice President of Operations, and at AT&T Wireless, where he was Chief Information Officer. Mr. Elfman was the CIO at GE Capital (Fleet Services Company) as well as head of IT at 3M Company for international operations. Mr. Elfman graduated from the University of Western Ontario in Canada with a degree in computer science and business. He previously served on the board of directors of Syntonic Limited, a software company and provider of mobile software solutions, where he served as non-executive chairman and as a member of the compensation committee of the board of directors. Mr. Elfman also previously served on the boards of Affirmed Networks, Inc., a mobile network solutions company, CollabIP, Inc., a communications intelligence platform provider, Competitor Carrier Association, Bethany College and Clearwire. Mr. Elfman brings to our Board extensive knowledge of the telecommunications and wireless data and cellular industries, particularly with respect to large wireless providers.
Ms. Keddy joined the Board in April 2022. She has more than 28 years of industry experience, including senior executive roles, having served for more than 23 years in various roles at Intel Corporation, a Fortune 50 company, most recently serving as Intel’s Corporate Vice President and General Manager, Next Generation Systems and Standards from 2019 until her retirement from the company in March 2023. Ms. Keddy is a business innovation leader, technology futurist and patent-holder. Ms. Keddy has spent her career building enterprise and consumer systems and defining policies to transform working and living environments. Ms. Keddy served as a pivotal force, including serving as Intel’s 5G Executive Sponsor, in leading the creation of 5G and Wi-Fi market opportunities for Intel using incubation efforts, product development, industry forums, standards creation, ecosystem enablement, and policy governance. Ms. Keddy is a highly networked industry thought leader, and a global spokesperson providing insights to government agencies, the media, analysts, academia, and investors. She has served as a representative before Congress and other international government agencies, including testimonies to the U.S. Senate on 5G. Ms. Keddy helped establish Intel as a leader within key wireless, industrial, and edge standards bodies, and multiple industry fora, such as the 3GPP, IEEE, Wi-Fi Alliance, ETSI and Open-RAN. Ms. Keddy brings to the Smith Micro Board extensive industry expertise and in-depth insight into the wireless industry across the entire ecosystem, spanning a near three-decade career of technology, business, and operational leadership experience including in consumer, enterprise, and IOT markets.
Vote Required for Approval and Recommendation of Board of Directors
The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the election of directors standing for election at the 2024 Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE OR THEIR SUBSTITUTES AS SET FORTH HEREIN.
Continuing Directors with Terms Ending at the 2025 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Andrew Arno (1)	64	Director
Samuel Gulko (2)	92	Director
(1)Member of the Governance and Nominating and Mergers and Acquisitions Committees
(2)Member of Audit and Compensation Committees
Mr. Arno joined our Board of Directors in 2011 and has more than 30 years of experience working with emerging growth companies. Since June 2023, Mr. Arno has served as a managing member of Unterberg Legacy LLC, a family office, which he co-founded. From 2015 until February 2023, he served as Vice Chairman of Special Equities Group, LLC (SEG), a privately held investment banking firm. SEG is affiliated with Dawson James Securities Inc., and was previously affiliated with Bradley Woods & Co. Ltd., and prior thereto Chardan Capital Markets, LLC. From 2013 until 2015 he served as Managing Director of Emerging Growth Equities, an investment bank, and Vice President of Sabr, Inc., a family investment group. He previously served as President of LOMUSA Limited, an investment banking firm. Earlier in his career, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded, and he served as Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, an investment banking firm, where he also served on the board of its parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of Oncocyte Corporation, a biotechnology company, Independa Inc., a software company, 22nd Century Group, a biotechnology company, and Comhear Inc., an audio technology research and development company. Mr. Arno brings to the Board valuable understanding of public markets, significant experience in investment matters, and a keen understanding of stockholder perspectives as it relates to enhancing value for our stakeholders.
Mr. Gulko became a director in 2004. Since 2002, he has provided tax and consulting services on a part-time basis to a limited number of clients. From 1996 until his retirement in 2002, Mr. Gulko served as the Chief Financial Officer, and as the Vice President of Finance, Secretary and Treasurer of Neotherapeutics, Inc., a publicly traded biotechnology company (now known as Spectrum Pharmaceuticals, Inc.). During this same period, he also served as a member of the board of directors of Neotherapeutics, Inc. Earlier in his career, Mr. Gulko was self-employed as a certified public accountant and business consultant, as well as the part time chief financial officer of several privately-owned companies, and previously served as a partner in the audit practice of Ernst & Young LLP, an accounting and business services firm. Mr. Gulko holds a Bachelor of Science degree in Accounting from the University of Southern California. Mr. Gulko brings to our Board extensive qualifications and experience in finance and public accounting, including his prior service as an audit partner at Ernst & Young LLP and as the CFO of a publicly-traded company.
Continuing Directors with Terms Ending at the 2026 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Chetan Sharma (1)	54	Director
William W. Smith, Jr.	76	Chairman of the Board, President and Chief Executive Officer
Gregory J. Szabo (2)	76	Director
(1)Member of the Mergers and Acquisitions Committee
(2)Member of the Audit and Mergers and Acquisitions Committees
Mr. Sharma joined the Board in April 2022. Since 2000, Mr. Sharma has served as the Chief Executive Officer and founder of Chetan Sharma Consulting, a management consulting and strategic advisory firm serving the mobile, media, and technology industries. Prior to founding his firm, Mr. Sharma served as director of the Emerging Solutions and Wireless practices at Luminant Worldwide, a global provider of strategic consulting and professional services, and earlier in his career held roles in systems engineering and product management at Cellular Technical Services, a start-up company focused on preventing fraud in wireless networks. Mr. Sharma holds a Bachelor of Science degree in Electrical Engineering from Indian Institute of Technology and a Master of Science degree in Electrical and Computer Engineering from Kansas State University. Mr. Sharma brings to the Board more than 20 years of experience in providing strategic advisory services to leading companies in the wireless technology industry, and offers the Board valuable insight into strategic and operational issues important to the Company’s success.
Mr. Smith co-founded Smith Micro and has served as our Chairman of the Board, President and Chief Executive Officer since the Company’s inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a Bachelor of Arts degree in Business Administration from Grove City College. As co-founder and the most senior executive of our Company, Mr. Smith provides the Board with valuable insight into the Company’s business operations, opportunities and challenges, as well as his extensive knowledge of the telecommunications and wireless industries, garnered during his 40 years of service with our Company. Mr. Smith also possesses particular strengths with respect to leadership and management skills.
Mr. Szabo re-joined the Board in 2011 after previously serving from 2001 to 2010. Mr. Szabo has over 30 years of wireless communications senior management experience from his career with AirTouch's and Vodafone’s wireless communications operations, which were merged with Verizon Wireless in 2000. As Senior Vice President-Network Services, he directed AirTouch’s engineering and operations for the company's cellular systems in the eastern United States, and later served as Executive Director, Global Technology for AirTouch Vodafone. Mr. Szabo previously held managerial positions with Motorola and Martin Marietta (now Lockheed Martin). He also co-founded Ertek Inc., which designed manufacturing systems for RFID (Radio Frequency IDentification) tag antennas. Mr. Szabo received both a Bachelor of Science Degree and Master of Science Degree in Electrical Engineering from Ohio University. He brings to our Board substantial market knowledge and in-depth insight into the worldwide telecommunications and wireless data and cellular industries.

PROPOSAL 2:
“SAY ON PAY” PROPOSAL
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). At our 2023 Annual Meeting of Stockholders, our Board of Directors recommended, and our stockholders voted on an advisory basis, to conduct this vote annually. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board with respect to compensation to be awarded in the future. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement.
The Compensation Committee annually reviews named executive officer compensation. As discussed in the narrative under the heading “Executive Compensation” beginning on page 27 of this proxy statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As such, your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the 2024 Annual Meeting:
"RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative disclosure contained therein."
Vote Required for Approval and Recommendation of the Board of Directors
Approval of this non-binding, advisory resolution requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
SingerLewak LLP has been engaged as the Company’s independent registered public accounting firm since 2005. The Audit Committee has selected SingerLewak LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of SingerLewak LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of SingerLewak LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain SingerLewak LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Representatives of SingerLewak LLP are not expected to be present at the Annual Meeting, and accordingly will not have an opportunity to make a statement or be available to respond to questions from stockholders.
Principal Accounting Fees and Services
The following is a summary of the fees billed to Smith Micro by SingerLewak LLP for professional services rendered for the fiscal years ended December 31, 2022 and December 31, 2023:

Fee Category	Fiscal 2022 Fees	Fiscal 2023 Fees
Audit Fees	$360,253	$374,816
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Audit Fees: This category consists of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
Tax Fees: This category consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Required for Approval and Recommendation of the Board of Directors
The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is being sought to ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL 4

APPROVAL OF AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment and restatement of the Company’s 2015 Omnibus Equity Incentive Plan, which will be renamed the “Amended and Restated Omnibus Equity Incentive Plan,” in order to (i) increase the maximum number of shares authorized and available for issuance under the plan by 3 million shares, (ii) remove the provision related to the annual individual share award limits, (iii) add a limit on awards for non-employee directors and (iv) extend the termination date to the ten (10) year anniversary of the effective date of the amendment and restatement of the plan. Our Board of Directors has adopted and approved the Amended and Restated Omnibus Equity Incentive Plan (the “Restated Plan”). If approved by the stockholders at the Annual Meeting, the Restated Plan will become effective on June 18, 2024. The Restated Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company and its subsidiaries. The purpose of the Restated Plan is to help us attract, motivate and retain such persons and thereby enhance shareholder value. A copy of the Restated Plan is attached to this Proxy Statement as Appendix A.

The Company’s existing 2015 Omnibus Equity Incentive Plan (as amended, the “2015 Plan”) is due to expire on April 24, 2025, but if this proposal is approved by the stockholders, the 2015 Plan will be amended and restated as contemplated herein, with any unused shares remaining in the Restated Plan, and all outstanding awards previously granted under the 2015 Plan will remain outstanding in accordance with their terms.

Summary of Principal Amendments of Restated Plan

The 2015 Plan, as amended to date, provides for a total of 1,578,125 shares reserved and available for issuance pursuant to awards thereunder, subject to adjustment as permitted by the 2015 Plan. As of April 29, 2024, there were a total of 99,171 remaining shares available for issuance under the 2015 Plan.

The Restated Plan, as proposed, would amend Section 5.1(a) of the 2015 Plan to increase the maximum aggregate number of shares which may be issued under the 2015 Plan by three million shares. The Company’s Board of Directors believes that it is essential to have a sufficient number of reserved shares available for issuance under the Restated Plan to compensate and incentivize the Company’s officers, other employees, non-employee directors, and consultants, and believes that the proposed increase will provide a sufficient number of available shares for future granting needs to help the Company achieve the purposes of the Restated Plan.

The Restated Plan will provide that no awards may be granted under the Restated Plan following the ten year anniversary of the effective date of the Restated Plan, or June 18, 2034.

Due to certain changes in the deductibility of performance based compensation under the Code (as discussed below in “Certain U.S. Federal Income Tax Consequences of Restated Plan”), the individual limitation on grants of Awards has been eliminated. The Restated Plan, as proposed, will add a limitation on grants to non-employee Directors, such that the maximum value of Awards granted during any fiscal year to any non-employee Director, taken together with any cash fees paid to that Director during the fiscal year, will not exceed $500,000 (based on the fair value of the Award as of the Grant Date). Awards granted to Directors upon their initial election to the Board will not count toward the limit, and the Board may make exceptions to the limit in extraordinary circumstances for individual Directors; provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.

The following table sets forth certain information about awards outstanding under our 2015 Plan, which is our only active equity compensation plan as of the date of this Proxy Statement. In addition, there are stock options outstanding under our prior 2005 Stock Option/Stock Issuance Plan with respect to a total of 2,882 shares with exercise prices ranging from $30.08 to $33.92.

2015 Omnibus Equity Incentive Plan	As of April 29, 2024
Total Stock Options Outstanding	7,062
Total Restricted Stock Awards Outstanding (unvested shares remaining)	434,358
Weighted-Average Exercise Price of Stock Options Outstanding	$24.76
Weighted-Average Remaining Duration (yrs) of Stock Options Outstanding	4.7
Total Shares Available for Grant under the Plan	99,171
Total Common Stock Outstanding	9,601,582
The closing price of the Company’s common stock on April 29, 2024 was $2.48 per share.

Vote Required for Approval and Recommendation of the Board of Directors
Approval of the Amended and Restated Omnibus Equity Incentive Plan proposal requires the affirmative vote of a majority of votes cast on such proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN AS DESCRIBED HEREIN.
Summary of Material Features of the Restated Plan
Administration. Upon effectiveness, the Restated Plan will be administered by the Compensation Committee of the Board of Directors (the “Plan Committee”) consisting of persons who are each (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) “independent” for purposes of any applicable listing requirements. The Board of Directors or the Plan Committee may delegate to a committee of one or more members of the Board of Directors who are (x) not Outside Directors, the authority to grant awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (B) persons with respect to whom we wish to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Restated Plan, such Plan Committee member shall have no authority with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Restated Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Restated Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements, and may prescribe rules relating to the Restated Plan.
Grant of Awards; Shares Available for Awards. The Restated Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units (“RSUs”), performance stock and units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for ISO awards). A total of 4,578,125 shares will be reserved for issuance under the Restated Plan (inclusive of 1,578,125 shares previously reserved under the 2015 Plan as amended to date).  Shares awarded as restricted stock, RSUs, performance stock, or dividend equivalent rights, which convey the full value of the shares subject to the award, are counted as 1.2 shares for every one share awarded, while options and SARs count as one share for every share awarded. To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Restated Plan and shall again be available for the grant of a new award. However, shares not issued or delivered as a result of the net settlement of an SAR or option, shares used to pay the exercise price or withholding taxes related to an award and shares repurchased on the open market with the proceeds from the exercise of any option will not be available for future issuance under the Restated Plan.
The Restated Plan will continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was approved by the stockholders (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the Restated Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Restated Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The maximum value of awards that may be granted under the Restated Plan to any non-employee director during any fiscal year is $500,000, subject to certain limited exceptions.
Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Restated Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.
Options. The term of each stock option shall be as specified in the option agreement; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder). The Restated Plan expressly prohibits the re-pricing of options (including the cancellation and re-grant of outstanding options) without prior stockholder approval. The Restated Plan also requires a minimum vesting period of one year before any portion of an award will be vested. The price at which a share may be purchased upon exercise of a stock option shall not be less than the fair market value of a share on the date such stock option is granted, and shall be subject to adjustment as provided in the Restated Plan. The Plan Committee or the Board of Directors shall determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.  Options which are ISOs shall comply in all respects with Section 422 of the Code.
Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or any of its subsidiaries or for other valid consideration.
Restricted Stock Awards. Restricted stock awards shall include such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit (“RSU”) award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable RSU award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The Plan Committee has discretion to prescribe additional terms and conditions or restrictions. The holder of a RSU shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined and as set forth in the RSU award agreement, for each RSU subject to such RSU award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third

(3rd) calendar month next following the end of the calendar year in which the RSU first becomes vested, unless otherwise structured to comply with Code Section 409A.
Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) required to be satisfied before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award. The vesting restrictions under any performance stock award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate, unless otherwise structured to comply with Code Section 409A. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.
Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Stock Appreciation Rights. A stock appreciation right (“SAR”) provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant, and each SAR shall have a minimum vesting period of one year before any portion of an award will be vested. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply. The Restated Plan expressly prohibits the re-pricing of SARs (including the cancellation and re-grant of outstanding SARs) without prior stockholder approval.
Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests, unless otherwise structured to comply with Code Section 409A. Distribution equivalent rights awards may be settled in cash or in shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award (but not an option or SAR award), whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution equivalent rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.
Recapitalization or Reorganization. Subject to certain restrictions, the Restated Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares then covered by such award. The Restated Plan also provides for the adjustment of shares underlying awards previously granted in the event of changes to the outstanding shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any award, subject to certain restrictions.
Amendment and Termination. The Restated Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the effective date of the Restated Plan (except as to awards outstanding on that date). The Board of Directors may terminate the Restated Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Restated Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the Restated Plan or any part thereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Restated Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Restated Plan, materially increase the number of shares subject to the Restated Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the Restated Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to cause the Restated Plan and/or Award to be exempt from or comply with Section 409A of the Code).
The foregoing summary is qualified in its entirety by reference to the full text of the Restated Plan, as proposed, which is attached hereto as Appendix A.
Certain U.S. Federal Income Tax Consequences of the Restated Plan
The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Restated Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, RSU, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Restated Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Restated Plan or shares issued thereunder pursuant to the Restated Plan.
A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the NQSO is exercised and long-term if the common stock was held more than 12 months as of the sale date. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.
A U.S. Participant generally does not recognize ordinary taxable income upon the grant or the exercise, of an ISO; provided, however, the excess of the fair market value of the shares received under the ISO over the exercise price is an item of tax preference for purposes of calculating a U.S. Participant’s alternative minimum tax. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant (the “ISO Holding Period”), the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the ISO Holding Period, the U.S. Participant will recognize ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.
A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.
A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, RSU award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.
A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.
Internal Revenue Code Section 409A. Awards under the Restated Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.  Generally, to the extent that any such award fails to meet the requirements of Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests.  While awards issued under the Restated Plan are intended to be structured and administered in a manner that complies with the requirements of Section 409A of the Code, no assurance can be given that compensation will, in fact, satisfy the requirements of Section 409A.
Limitation on Deduction; Consequences of Change in Control.  Section 162(m) of the Code generally places a $1 million limit on the amount of compensation the Company can deduct in any one year for certain executive officers (and, beginning in 2018, certain former executive officers). Historically, the $1 million deduction limit generally has not applied to compensation that qualifies as performance-based compensation under Section 162(m). Effective for taxable years beginning on or after January 1, 2018, the exemption for qualified performance-based compensation under Section 162(m) has been repealed, such that compensation in excess of $1 million paid to any individual who served in 2017 or any later year as the Company’s principal executive officer (PEO), principal financial officer (PFO), or one of our other three most highly compensated executive officers will generally not be deductible. Additionally, on March 11, 2021, The American Rescue Plan Act of 2021 (the “ARPA”) was signed into law. Beginning on or after January 1, 2027, the ARPA expands the applicability of Section 162(m) to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will at least be 10. It is possible the compensation attributable to awards under this plan may cause this limitation to be exceeded in any particular year. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.
In addition, if a “change in control” of the Company causes compensation under the Company’s incentive plans, including awards under the Restated Plan, to accelerate vesting or result in the attainment of performance goals, U.S. Participants could, in some cases, be considered to have received “parachute payments.” If so, any such participant could be subject to a 20% excise tax under Section 4999 of the Code on the amount of “excess parachute payments” received and the Company’s tax deduction could be disallowed under Section 280G of the Code.
Summary Conclusion
Our Board of Directors is requesting this vote by the stockholders to approve the Restated Plan. If the stockholders do not approve the Restated Plan, our 2015 Plan will continue in effect pursuant to its current terms and conditions, and we may continue to grant awards under the 2015 Plan, subject to its terms, conditions and limitations. Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the proposal to approve the Restated Plan. Additionally, stockholders are directed to the full text of the Restated Plan, which is attached as Appendix A to this proxy statement, as any summary or description of the Restated Plan contained herein is qualified in its entirety by reference to Appendix A. Capitalized terms not otherwise defined in this proposal shall have the meaning ascribed to them in the Restated Plan.

CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
Our Board of Directors, elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board acts as an advisor and counselor to executive management and oversees and monitors its performance.
Our Board of Directors held eight meetings during 2023. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2023. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, directors are encouraged to attend our annual meetings. None of our current directors attended our annual meeting of stockholders in 2023.
Our Board of Directors has established four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Mergers and Acquisitions Committee. Each of these committees has adopted a written charter, a current copy of which is posted on our website at http://www.smithmicro.com under the Investor Relations section.
Audit Committee. Our Audit Committee is comprised of four members: Mr. Campbell, Mr. Gulko, Ms. Keddy and Mr. Szabo. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards as well as within the meaning of Rule 10A-3 of the Exchange Act, and that each Audit Committee member is able to read and understand fundamental financial statements. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm and reviews the results and scope of our annual audit and other services provided by our independent registered public accounting firm. The Audit Committee also reviews and discusses with management the Company’s cybersecurity risk exposures, including the potential impact of those exposures on the Company’s business strategy, operations, results of operations, financial condition, key relationships, and reputation; the steps, programs and/or procedures management have taken to monitor and mitigate such exposures; the Company’s computerized information system and operational infrastructure policies and programs; and major legislative and regulatory developments that could materially impact the Company’s cybersecurity risk exposure. The Audit Committee also oversees, considers, and reviews with management the adequacy of the Company’s disclosure controls and procedures and its internal controls relating to cybersecurity, including materiality assessments. The Audit Committee is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related party transactions are reviewed and subject to approval by the Audit Committee. Mr. Gulko is the Audit Committee Chairman and the Board has determined that he qualifies as a financial expert, as that term is described in SEC regulations. For more information on Mr. Gulko's relevant experience, please see “Proposal 1—Election of Directors.” The Audit Committee held six meetings during 2023.
Compensation Committee. The Compensation Committee is comprised of three members: Messrs. Campbell, Elfman and Gulko. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Compensation Committee administers our executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the authority to administer our 2015 Omnibus Equity Incentive Plan (as amended, the “2015 Plan”), and to make awards under the 2015 Plan. The Compensation Committee held three meetings during 2023.
The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to attract, motivate and retain talented and dedicated executive officers, tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives, and reinforce business strategies and objectives to enhance stockholder value. To achieve these goals, our Compensation Committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as the Company’s financial and operational performance, as measured by metrics such as total revenue and non-GAAP operating expense, and for the current year, additional metrics related to achievement of the Company’s operational performance and revenue growth objectives. Our Compensation Committee evaluates individual executive performance along with our Chief Executive Officer ("CEO") (other than with respect to his own performance) as part of the review process. Our Compensation Committee periodically reviews our executive officers’ compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies. The Committee did not engage any compensation consultants during 2023. Management plays a significant role in the compensation-setting process for the CEO and other key executives other than the CEO, by evaluating employee performance, recommending business performance targets and establishing objectives, and recommending salary levels, bonuses and equity-based awards.
Governance and Nominating Committee. The Governance and Nominating Committee is comprised of three members: Messrs. Arno, Campbell and Elfman. The Board of Directors has determined that all of the members of the Governance and Nominating Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Governance and Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and recommends candidates for nomination by the Board of Directors to be submitted to the stockholders for election at each annual meeting. The Governance and Nominating Committee held two meetings during 2023.
Our Governance and Nominating Committee also manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on and accretive to the Board, the current makeup of the Board, the results of the evaluations, the existence of other potential nominees and the wishes of Board members to be re-nominated, the Governance and Nominating Committee recommends to the Board of Directors whether those individuals should be re-nominated. The Governance and Nominating Committee also periodically reviews with the Board whether it believes the Board would benefit from adding one or more new directors, and if so, the appropriate skills and characteristics desired in such new director(s). If the Board determines that a new director would be beneficial, the Governance and Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Governance and Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance and Nominating Committee members and with other members of the Board. Upon completion of these interviews and other due diligence, our Governance and Nominating Committee may recommend to the Board the election or nomination of a candidate.
Candidates for independent director may be found through recommendations from current directors, an executive search firm, or other sources. The Governance and Nominating Committee will also consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 12 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our corporate Secretary prior to the meeting, setting forth information about the proposed candidate, such as their name, age, business and residence addresses, principal occupation or employment, and their beneficial ownership in Smith Micro stock, and information about the stockholder giving the notice, such as their name and address as they appear on our records, and such stockholder’s beneficial ownership of Smith Micro stock. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a stockholder.
When considering a potential candidate for membership on our Board of Directors, our Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. Although the Governance and Nominating Committee does not have a formal policy with respect to diversity, the Committee endeavors to seek nominees representing diverse experience in occupational backgrounds in business and technology, and in areas that are relevant to our activities.
Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee (the “M&A Committee”) is comprised of four members: Messrs. Arno, Elfman, Sharma and Szabo. The Board of Directors has determined that all of the members of the M&A Committee are independent within the meaning of the Nasdaq Stock Market listing standards. The M&A Committee evaluates and reviews potential acquisition targets, strategic investments and divestitures, and makes recommendations regarding the same to our Board of Directors. The M&A Committee is also charged with overseeing the due diligence process with respect to proposed acquisitions, strategic investments and divestitures. The M&A Committee held one meeting during 2023.

Board Member Diversity
The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of May 9, 2024)
Total number of directors	8
	Female	Male
Part I: Gender Identity
Directors	1	7
Part II: Demographic Background
Asian	1	1
White	0	6
Board Member Independence
The Board of Directors has determined that, except for William W. Smith, Jr., all of the members of the Board of Directors are independent as defined in the Nasdaq Stock Market listing standards and applicable SEC regulations. Mr. Smith, who also serves as Chairman of the Board, is employed as the Company’s Chief Executive Officer and President.
Executive Sessions
Independent directors meet in executive session without the presence of our CEO and Chairman or other members of management to review the criteria upon which the performance of the CEO and Chairman is based, to review the performance of the CEO and Chairman against those criteria, to ratify the compensation of the CEO and Chairman as approved by the Compensation Committee, and to discuss any other relevant matters.
Board Leadership Structure
The Board’s current leadership structure is characterized by:
•a combined Chairman of the Board and Chief Executive Officer;
•a robust Committee structure with oversight of various types of risks; and
•an engaged and independent Board.
The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefits from having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company’s day-to-day operations and in-depth knowledge and understanding of the Company, he is best positioned to chair regular Board meetings as we discuss key business and strategic issues. This combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. We do not have a lead independent director.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the risks our Company faces and the steps management is taking to manage those risks and to assess management’s overall appetite for risk. It is management’s responsibility to manage risk and bring material risks facing our Company to the Board’s attention. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also approves our CEO’s performance goals for each year. In doing so, the Board has an opportunity to ensure that the CEO’s goals include responsibility for broad risk management. The involvement of the full Board in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

The Committees of the Board are also involved in evaluating and overseeing the management of risks particular to their respective areas of oversight. For example, the Audit Committee focuses on financial risk and internal controls, and receives an annual risk assessment report from our external auditors. The Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk-taking consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans and the risks associated with them. The Governance and Nominating Committee oversees governance and succession risk, including Board and CEO succession and evaluates director skills and qualifications to appoint particular directors to our standing committees based upon the needs of that committee. Each Committee reports its activities to the full Board of Directors to ensure that the Board is regularly informed about these risks.
Code of Ethics
We have adopted a code of ethics, called our Ethics and Business Conduct Policy (our "Code of Ethics"), that applies to all of our employees, executive officers and directors. We will provide a copy of the Code of Ethics upon request made by email to IR@smithmicro.com or in writing to Smith Micro Software, Inc. at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237, Attention: Investor Relations. The full text of our Code of Ethics is posted on our website at http://www.smithmicro.com under the Investor Relations section. We intend to disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement or our Annual Report on Form 10-K.
Board Communications
Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or a particular committee of the Board at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237.
Certain Relationships and Related Party Transactions
Since the beginning of our last fiscal year, there have not been any transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, where the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2023, which include the consolidated balance sheets of Smith Micro as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.
Review with Management. The Audit Committee has reviewed and discussed our audited financial statements with management.
Review and Discussions with Independent Accountants. The Audit Committee has discussed with SingerLewak LLP, our independent registered public accounting firm for the year ended December 31, 2023, the matters required to be discussed by Statement on Auditing Standard No. 1301 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our financial statements.
The Audit Committee has also received written disclosures and the letter from SingerLewak LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with SingerLewak LLP its independence.
The Audit Committee has also received written disclosures and the letter from SingerLewak LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with SingerLewak LLP its independence.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

AUDIT COMMITTEE

Thomas G. Campbell Samuel Gulko Asha Keddy Gregory J. Szabo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us as of April 29, 2024 except where another date is noted below), with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock, (ii) each director, (iii) each of our named executive officers (NEOs), and (iv) all current directors, executive officers and named executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, other key executives identified as NEOs and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated. Unless otherwise indicated the address of each beneficial owner is c/o Smith Micro Software, Inc., 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. The percentage of beneficial ownership is based on 9,601,582 shares of our Common Stock outstanding as of April 29, 2024.

	Common Stock
Name or Group of Beneficial Owners	Number of Shares		Percent (1)
Directors and Named Executive Officers:
William W. Smith, Jr.	709,168	(2)	7.39%
Andrew Arno	48,296	(3)	*
Thomas G. Campbell	14,213	(4)	*
Steven L. Elfman	23,595	(5)	*
Samuel Gulko	24,940	(6)	*
Asha Keddy	9,136	(7)	*
Chetan Sharma	8,636	(8)	*
Gregory J. Szabo	28,158	(9)	*
James M. Kempton	50,416	(10)	*
Von Cameron	45,262	(11)	*
All current NEOs, executive officers and directors as a group (10 persons)	961,820	(12)	10.02%

(1)The percentage beneficial ownership of each of our directors and named executive officers, all executive officers and directors as a group, and each 5% stockholder, if any, is based on a fraction, the numerator of which is the number of shares beneficially held by such holder or group of holders, in the case of all executive officers and directors as a group, and the denominator of which is equal to the sum of the number of shares of our Common Stock outstanding at April 29, 2024 plus the number of shares of our Common Stock issuable upon exercise by such holder or group of holders of warrants or options held by such holder or group of holders which are presently exercisable or will become exercisable within 60 days of such date. An asterisk (*) represents beneficial ownership of less than 1%.
(2)Comprised of 81,925 shares held directly by Mr. Smith (of which 12,406 are unrestricted shares and 69,519 are restricted shares), 626,493 shares held in the Smith Living Trust, of which Mr. Smith and his spouse are co-trustees, and 750 shares held in the William W. Smith, Jr. IRA.
(3)Comprised of 45,795 unrestricted shares (of which 1,875 shares are held by Mr. Arno’s spouse, and 1,875 shares each are held by MJA Investments and JBA Investments, with respect to which Mr. Arno makes investment decisions but disclaims beneficial ownership), 2,344 restricted shares and 157 shares subject to options which are currently exercisable.
(4)Comprised of 11,869 unrestricted shares and 2,344 restricted shares.
(5)Comprised of 21,251 unrestricted shares and 2,344 restricted shares.
(6)Comprised of 22,439 unrestricted shares, 2,344 restricted shares and 157 shares subject to options which are currently exercisable.
(7)Comprised of 6,792 unrestricted shares and 2,344 restricted shares.
(8)Comprised of 6,292 unrestricted shares and 2,344 restricted shares.
(9)Comprised of 25,657 unrestricted shares, 2,344 restricted shares and 157 shares subject to options which are currently exercisable.

(10)Comprised of 14,389 unrestricted shares and 36,027 restricted shares.
(11)Comprised of 10,068 unrestricted shares and 35,194 restricted shares.
(12)Comprised of shares beneficially owned by our current NEOs and directors, as reported in the above table and described in the foregoing notes 2-11.
EXECUTIVE OFFICERS AND KEY EXECUTIVES
Our executive officers and key executives are appointed and serve at the discretion of our Board of Directors. As determined by our Board, our CEO and Chief Financial Officer (“CFO”) are the only two officer positions meeting the SEC’s definition of executive officer. The following table sets forth certain information regarding our executive officers and certain other key executives as of May 9, 2024:

Name	Age	Position
William W. Smith, Jr.	76	Chairman of the Board, President and Chief Executive Officer
David Blakeney	63	Senior Vice President, Engineering
Von Cameron	61	Vice President, Chief Revenue Officer
Anup Kaneri	45	Vice President, Worldwide Products
James M. Kempton	49	Vice President, Chief Financial Officer and Treasurer
Charles B. Messman	53	Vice President, Marketing
Jennifer M. Reinke	51	Vice President, General Counsel and Secretary
Kenneth Shebek	61	Vice President, Chief Information Officer
David P. Sperling	55	Vice President, Chief Technology Officer
Stephen W. Stroud	62	Vice President, Program Management
For background information regarding Mr. Smith, see “Proposal 1—Election of Directors.”
Mr. Blakeney joined the Company in 2011 and serves as the executive leader of the Company’s global development engineering team. Prior to this role, he led the development team for several Smith Micro products as well as the wireless products quality engineering team. Prior to joining Smith Micro, he served as Vice President, Research and Development of Tollgrade Communications, Inc., and prior thereto, Mr. Blakeney served as Vice President of Product Development for Marconi’s Broadband Switching Division and Vice President of ATM Engineering at Fore Systems. Previous positions also include engineering management roles at 3Com Corporation and Texas Instruments. Mr. Blakeney holds a Bachelor of Science degree in Electrical Engineering from the University of Illinois.
Mr. Cameron rejoined the Company in April 2022 as Chief Revenue Officer, assuming executive leadership of the Company’s customer acquisition, customer management, and sales and systems engineering teams. From 2013 to April 2022, Mr. Cameron served as President of Practics, Inc., a go-to-market sales consulting firm, where he provided sales leadership consultancy services for technology start-ups. Mr. Cameron previously served as the Company’s Executive Vice President of Sales. Earlier in his career, Mr. Cameron served proudly in the United States Air Force. He holds a Bachelor of Science degree in Math-Operations Research from the United States Air Force Academy and an M.B.A. from Golden Gate University.
Mr. Kaneri joined the Company in July 2019, and leads the Company’s global product management team. His expertise in product innovation and his extensive experience building direct-to-consumer products play a key role in supporting the Company in achieving its goals. Prior to joining the Company, from February 2014 to July 2019, Mr. Kaneri served as Senior Product Manager at UPMC Enterprises, an innovation, commercialization, and venture capital arm of UPMC, a $24 billion health care provider and insurer. Prior to his venture capital work, Mr. Kaneri held roles in product innovation, development, and strategy to bring new technology solutions to the market, and co-founded two successful startups focusing on building disruptive mobile platforms. Mr. Kaneri holds a Bachelor of Science degree in Electronics and Telecommunication Engineering from Pune University, a Postgraduate Diploma in Marketing Management from Symbiosis Institute of Business Management in India, and an M.B.A. from the University of Pittsburgh.
Mr. Kempton joined the Company in November 2021 as Vice President, Chief Financial Officer and Treasurer. Mr. Kempton oversees all finance, accounting and control functions for the Company, as well as the Company’s global human resources operations. Prior to joining the Company, from February 2020 to November 2021, Mr. Kempton served as Controller and principal accounting officer of L.B. Foster Company, a leading provider of products and services for the rail industry and solutions to support critical infrastructure projects. From August 2018 to January 2020, Mr. Kempton served as Executive Vice President and Chief Financial Officer of Caliburn International, a global provider of professional services and solutions to the federal government. Prior thereto, from October 2013 to August 2018, Mr. Kempton was employed by Michael Baker International, a global provider of engineering and professional services, most recently serving as its Executive Vice President and Chief Financial Officer from July 2016 to August 2018. Prior to his service at Michael Baker International, Mr. Kempton served in successive financial leadership roles at Michael Baker Corporation, and earlier in his career, Mr. Kempton held successive roles at Ernst & Young, LLP. Mr. Kempton holds a Bachelor of Arts degree from Thiel College and is a certified public accountant.
Mr. Messman joined the Company in 2016 as Vice President, Corporate Development and Investor Relations. Mr. Messman assumed the role of Vice President, Marketing in December 2022 and oversees the Company's global marketing, digital monetization, public relations and design teams, while continuing to manage corporate development and investor relations activities. He brings more than 25 years of experience working with a large range of technology companies providing investor relations counsel and advising on strategy, financing alternatives, M&A and marketing activities. Prior to joining Smith Micro, Mr. Messman was the Vice President of Finance & Corporate Development at eGain Corporation, and he co-founded The MKR Group, serving as its President, where he managed investor relations, corporate development, and marketing activities for several technology companies with a wide range of market capitalizations. Mr. Messman holds a Bachelor of Arts degree in Economics from Iowa State University.
Ms. Reinke joined the Company in August 2017 and serves as the Company’s General Counsel and Secretary. Ms. Reinke oversees the Company’s corporate governance, compliance and legal affairs. Prior to joining the Company, Ms. Reinke served as General Counsel and Secretary of Tollgrade Communications, Inc., a technology solutions provider in the telecommunications industry. Prior to her service at Tollgrade Communications, Ms. Reinke was an associate at Reed Smith LLP. Ms. Reinke holds a Bachelor of Science degree in Business Administration from Central Michigan University and a Juris Doctor degree from Wayne State University.
Mr. Shebek joined the Company in 2010 as the Vice President of Operations where he led the enterprise mobility product platform. In his current role as Vice President, Chief Information Officer, which he assumed in 2015, Mr. Shebek is responsible throughout the Company for information technology, quality engineering and customer support and oversees the Company’s Pittsburgh facility. Prior to joining Smith Micro, he was Vice President of Operations for Tollgrade Communications, Inc. He also served as Vice President of Supply & Logistics for Ericsson, Inc. and worked for Marconi as Vice President of Supply Chain and Vice President of North American Operations. He joined Fore Systems in 1994, and previously held management positions with IBM. He holds a Bachelor of Science degree in Mechanical Engineering from Pennsylvania State University.
Mr. Sperling joined the Company in 1989. He assumed the Chief Technology Officer position in 1999. Mr. Sperling began his professional career as a software engineer with the Company and he is currently a named inventor on five of the Company’s patents for various Internet and connectivity technologies. He received a Bachelor of Science degree in Computer Science and an M.B.A. from the University of California, Irvine.
Mr. Stroud joined the Company in August 2022 and serves as the Company's Vice President, Program Management, providing global leadership of the Company’s program management team. Mr. Stroud brings to Smith Micro more than 25 years of experience and expertise leading business and technology solutions. Prior to joining Smith Micro, from 2001 to July 2022, Mr. Stroud served as chief executive officer of Bohemian Group, a technology consulting company. Prior to joining Bohemian Group, he served for ten years as a Business Solutions Manager for Hewlett Packard. Earlier in his career, Mr. Stroud served as a Non-Commissioned Officer in the United States Air Force.

EXECUTIVE COMPENSATION
The Summary Compensation Table below summarizes the compensation of the executive officers and the other key executives of the Company named therein (our “named executive officers” or “NEOs”) during 2023 and 2022. Our NEOs for 2023 were as follows:
•William W. Smith. Jr., President and Chief Executive Officer
•James M. Kempton, Vice President and Chief Financial Officer
•Von Cameron, Vice President and Chief Revenue Officer
The principal elements of our executive compensation program are base salary, cash incentive compensation, long-term equity incentives in the form of restricted stock, other benefits and perquisites, including certain reimbursements and matching contributions under our 401(k) savings plan, and in the case of Mr. Cameron, a sales compensation plan. We view these components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. Our executive compensation program is designed to attract, motivate, and retain talented and dedicated executives, who are critical to our success. Under this program, a significant portion of our named executive officers and other executives’ overall compensation is tied to the achievement of key strategic financial and operational goals, as measured by metrics such as revenue and adjusted operating expense. The following highlights our approach to executive compensation:
Competitive Positioning: We seek to establish the overall compensation of our named executive officers and other executives at levels that we believe are roughly comparable with the average levels of compensation of executives at other growth technology companies of similar size.
Significant Portion of Executive Compensation Tied to Performance: With respect to the four primary components of our compensation program, both cash incentive compensation and equity compensation are tied in whole or in part to the satisfaction of pre-determined performance criteria. Performance-based incentive compensation constitutes a significant portion of potential compensation for our named executive officers and other executives.
Limited other Compensation: Consistent with our “pay-for-performance” philosophy, we restrict all other forms of compensation to our named executive officers and other executives to levels that are consistent with competitive market practices.
Base Salary Compensation
We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain highly qualified individuals in a competitive environment and to reward individual performance and contributions to our overall business goals, while taking into account the unique circumstances of our Company. We review base salaries for our named executive officers and other executives annually and increases or decreases are generally based on Company and individual performance. We also take into account the base compensation paid by companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives. Beginning in March 2023, in connection with a review of the Company’s cost structure, we instituted a temporary 10% reduction in executive base salaries that continued throughout 2023 and into 2024.
Discretionary Bonus Compensation
In order to retain and motivate our named executive officers and other executives and in addition to the incentive plans described below, the Compensation Committee approved a discretionary quarterly cash bonus program and the applicable bonus amounts thereunder in which each of our named executive officers and other executives participated during 2023, subject to achievement of key performance milestones. The Committee approved a similar quarterly bonus program and the applicable bonus amounts thereunder for our named executive officers and other executives who were employed by the Company during 2022, subject to the achievement of key performance milestones. Pursuant to the bonus program, eligible participants received a quarterly cash bonus payment provided that they remained employed by the Company as of the date of payment. During 2023, in connection with the Company’s review of its cost structure, the Company suspended its discretionary bonus program for the second quarter, and the Compensation Committee approved a change to the discretionary bonus program such that in lieu of paying the discretionary bonuses for the third and fourth quarters of 2023 and for the first and second quarters of 2024 in cash, each of the named executive officers and other executives received a grant of restricted stock in a number of shares equal to such individual’s target discretionary bonus amount for each of the third and fourth quarters of 2023 divided by the closing price of the Company’s common stock the day immediately preceding the grant date. The vesting conditions for the shares of restricted stock granted in lieu of the discretionary cash bonus were the same performance metrics that would otherwise have been used to determine whether and in what amount the discretionary cash bonus would have been earned for each quarter. These restricted stock awards are described further under the heading, “Equity Compensation,” below. The total of the cash payments to each of our participating NEOs is reflected in the “bonus” column of the Summary Compensation Table.
Performance-based Cash Bonus Awards
As part of our compensation program and in order to maintain appropriate financial incentives, the Company maintains an annual corporate incentive bonus plan in which our named executive officers and other key executives participate. Pursuant to the corporate incentive bonus plan, our NEOs and other executives are eligible for cash bonus compensation. Under the plan, cash bonuses are determined and paid each fiscal year on a quarterly basis based upon the achievement of certain pre-determined performance metrics. Our cash bonus plan is designed to focus our management on achieving key corporate financial objectives, motivate certain desirable behaviors and reward achievement of our key corporate financial objectives and individual goals. Under the terms of the cash bonus plan, performance objectives and annual target cash bonus amounts are established for each named executive officer and other executives participating in the plan. In determining the appropriate level of annual target cash bonus for each named executive officer or other executive the Compensation Committee considers information provided through independent, third-party surveys and other information collected from public sources for similar positions at peer companies, relative base salary and bonus amounts for each individual and the recommendations of our Chief Executive Officer.
Our bonus plan contains performance objectives with a percentage of the total target bonus amount ascribed to each objective, so that the sum total equals the approved annual target cash bonus for each named executive officer or other executive. For 2023, the objectives for NEOs and other executives participating in the plan were related to (1) revenue achievement and (2) operating expense management, which were evenly weighted in terms of target cash bonuses, and some of our executives were also subject to the achievement of additional metrics applied at varying weights, depending in each case on the executive’s area of responsibility. For each objective, the percentage by which the objective was achieved (which could exceed 100% in the case of quantitative performance objectives) was applied to the dollar value ascribed to each objective. The dollar values for each objective were then combined to determine the actual cash bonuses paid to each such NEO or other executive.
Achievement of the quantitative performance objectives for bonus amounts paid under the corporate incentive bonus plan is determined and paid on a quarterly basis following the completion of each quarter. As a result, the cash paid in a given fiscal year is the result of the attainment achieved for the fourth quarter of the previous year and the first three quarters of the current year. During 2023, the Company suspended the corporate incentive bonus program for the second quarter, and in lieu of paying corporate incentive bonuses for the third and fourth quarters of 2023 in cash, each of the named executive officers and other executives received a grant of restricted stock in a number of shares equal to such individual’s target corporate incentive bonus amount for each of the third and fourth quarters of 2023 divided by the closing price of the Company’s common stock the day immediately preceding the grant date. The vesting conditions for the shares of restricted stock granted in lieu of the corporate incentive cash bonus were the same performance metrics that would otherwise have been used to determine whether and in what amount the cash bonuses would have been earned for each quarter. These restricted stock awards are described further under the heading, “Equity Compensation,” below.
The total of the cash payments under the annual corporate incentive bonus plan is included in the amount of non-equity plan compensation reflected in the Summary Compensation Table.
The table below outlines the quantitative performance objectives that were established for each named executive officer and other executive participating in the plan and the actual results that correspond with their performance bonus payouts during 2023 (except as noted in the table below):

(in thousands)	Q4 2022	Q1 2023	Q2 2023(2)	Q3 2023(3)
Revenue – target	$20,544	$10,983	•	$12,584
Revenue – actual	$11,405	$10,930	•	$11,001
Operating Expenses(1) - target	$12,848	$11,093	•	$8,182
Operating Expenses(1) - actual	$12,041	$11,261	•	$7,748

(1)Excluding stock-based compensation, amortization of intangible assets and personnel severance and reorganization activities, and for Q1 2023 and Q3 2023, also excluding depreciation.
(2)The bonus program was suspended and no bonuses were paid based on second quarter 2023 performance.
(3)As described above, for the third quarter 2023, in lieu of payout of cash bonuses under the Company’s corporate incentive bonus plan, each executive received a grant of restricted stock, and the vesting of such shares of restricted stock was subject to achievement of the same performance metrics that would otherwise have been used to determine whether and in what amount the cash bonuses were would have been earned for each quarter, as set forth in the table above.
We believe that the performance objectives for our named executive officers and other executives participating in the plan were sufficiently challenging to achieve and that performance at a high level, while devoting full time and attention to their responsibilities, is required for our participating named executive officers and other executives to earn their respective cash bonuses.

Sales Compensation Plan
As the executive leader of our worldwide sales organization, Mr. Cameron participated in a sales compensation plan during 2023 pursuant to which he was eligible to earn cash compensation for achievement of specified revenue targets. A target commission amount was established for each quarter. The amount of compensation actually earned was determined and paid on a quarterly basis following the end of each quarter, and was based on the percentage of target revenue actually achieved. As a result of the timing of calculation and payment of amounts earned, the cash actually paid under the sales compensation plan during 2023 is the amount achieved for the fourth quarter of 2022 and the first three quarters of 2023. The total of these payments is included in the non-equity plan compensation reflected for Mr. Cameron in the Summary Compensation Table.
The table below outlines the revenue objectives that were established under the sales compensation plan for Mr. Cameron and the actual results that correspond with her sales compensation plan payouts during 2023:

(in thousands)	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Revenue – target	$20,544	$13,564	$16,453	$16,691
Revenue – actual	$11,405	$10,930	$10,338	$11,001
We believe that the revenue and associated commission targets under the sales compensation plan were sufficiently challenging to achieve and that performance at a high level, while devoting full time and attention to his responsibilities, is required for Mr. Cameron to earn the commission amounts under the plan.

Equity Compensation
We believe that for growth companies in the software technology sector, such as Smith Micro, equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees. Accordingly, we have provided our named executive officers and other executives with long-term equity incentive awards to attract key executives to join the Company and incentivize those individuals to stay with us for long periods of time, which in turn should provide us with greater stability over such periods than we would experience without such awards.
Each of our named executive officers received a grant of restricted stock during 2023, which vests over a period of four years from the grant date. Half of each total grant vests on a monthly basis and will be earned based on continuous service by the executive over the vesting period. The vesting of the remaining half is subject to the Company’s achievement of certain performance-based criteria for 2023 and the continuous service by the executive over the remaining vesting period. One quarter of each total grant will be eligible to vest if the Company achieves a defined 2023 annual revenue target, and an additional one quarter of each total grant will be eligible to vest if the Company achieves a defined 2023 annual operating expense target (determined on a non-GAAP basis, excluding stock-based compensation, depreciation, amortization of intangible assets, notes and stock offering fees and amortization, and personnel severance and reorganization activities), with a proportionate adjustment to the total performance portion of the grant if the targets are not fully met. Shares earned under the performance conditions cannot exceed the total number of performance shares, even if the sum of the revenue attainment and the expense attainment exceed 100%. Once performance against this criteria is determined, the shares that are eligible to vest will vest 25% on the determination date and then ratably over the next thirty-six months, based on continuous service by the executive.
In addition to these awards, as noted under the headings “Discretionary Bonus Compensation” and “Performance-based Cash Bonus Awards,” each of the Company’s named executive officers and other executives received a grant of restricted stock in lieu of discretionary cash bonuses and corporate incentive plan bonuses for the third and fourth quarters of 2023. The vesting conditions for such awards were identical to the performance metrics that would otherwise have been applied to determine whether and in what amount the cash bonuses would have been earned for the applicable quarter.

Executive Benefits and Perquisites
We provide the opportunity for our named executive officers and other executives to receive certain limited perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan to our named executive officers. We provide a 20% match on all eligible employee contributions to our 401(k) plan. We provide these benefits to create additional incentives for our executives and to remain competitive in the general marketplace for executive talent.
Summary Compensation Table – 2023 and 2022

Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
William W. Smith, Jr.	2023		460,417	50,000	393,017	90,056	9,500	(4)	1,002,989
Chairman, President and Chief Executive Officer	2022		506,945	50,000	675,500	182,475	9,074	(5)	1,423,994
James M. Kempton	2023		253,229	20,000	209,076	45,028	4,500	(6)	531,834
Vice President, CFO and Treasurer	2022		278,820	20,000	386,000	83,416	4,100	(6)	772,336
Von Cameron	2023		207,188	20,000	209,076	131,518	4,500	(6)	572,282
Chief Revenue Officer	2022	(7)	148,077	10,000	259,169	95,172	4,100	(6)	516,518
(1)The amounts in this column reflect the cash awards paid pursuant to a quarterly discretionary cash bonus program in 2023 and 2022.
(2)The amounts shown in this column represent the aggregate grant date fair value of Restricted Shares computed in accordance with FASB ASC Topic 718. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the named executive officers. For Restricted Shares, the fair value is calculated using the closing price of our stock on the date of grant. The assumptions we used with respect to the valuation of stock grants are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)The amounts in this column reflect the cash awards paid during 2023 and 2022 pursuant to our annual corporate incentive bonus plan and, in the case of Mr. Cameron only, our sales compensation plan.
(4)Amount comprised of $5,000 in tax preparation fees paid by the Company and 401(k) matching contributions of $4,500 made by the Company.
(5)Amount comprised of $4,974 in tax preparation fees paid by the Company and 401(k) matching contributions of $4,100 made by the Company.
(6)Amount comprised of 401(k) matching contributions made by the Company.
(7)Mr. Cameron joined the Company in April 2022. All amounts reported for 2022 reflect his service for the partial year.

Outstanding Equity Awards at December 31, 2023
The following table sets forth the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2023, comprised of outstanding unvested shares of restricted stock as of such date.

	Option Awards					Stock Awards
Named Executive Officer	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
William W. Smith, Jr.	0	0	0	—	—	880	(2)	5,842
						6,438	(3)	42,745
						11,596	(4)	76,997
						19,825	(5)	131,633
						6,209	(6)	41,226
James M. Kempton	0	0	0	—	—	6,627	(4)	43,998
						11,329	(5)	75,219
						2,898	(6)	19,239
Von Cameron	0	0	0	—	—	5,631	(4)	37,387
						11,329	(5)	75,219
						2,898	(6)	19,239

(1)Determined by multiplying the number of shares by $6.64, the closing price for our stock on the Nasdaq Capital Market on December 29, 2023.
(2)Unvested portion of an award granted during 2020, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2024.
(3)Unvested portion of an award granted during 2021, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2025.
(4)Unvested portion of an award granted during 2022, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2026.
(5)Unvested portion of an award granted during 2023, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2027.
(6)Unvested portion of an award granted during 2023 in lieu of the payment of cash bonuses for third and fourth quarter 2023 under the Company’s discretionary cash bonus program and corporate incentive bonus program, all of which are subject to performance-based vesting.
Employment Agreements
Agreement with William W. Smith, Jr.
In June 2005, we agreed to make to William W. Smith, Jr., our Chairman of the Board, President and Chief Executive Officer, a lifetime payment of $6,000 annually, subject to annual increases of 5%, to commence at the time of his future retirement or resignation from employment. The agreement provides that we may, at our option, discharge our obligations under the agreement by purchasing a single premium annuity for the benefit of Mr. Smith. We estimate that it would cost approximately $65,000 to purchase such an annuity.
Other than as disclosed above, none of the named executive officers has an employment agreement with us, and the employment of each of the named executive officers may be terminated at any time at the discretion of the Board of Directors.

Potential Payments Upon Termination or Change in Control
The terms of the restricted stock award agreements associated with restricted stock granted under our 2015 Plan provide that the shares of restricted stock granted thereunder automatically become fully vested, no longer subject to restrictions and freely transferable upon a “Change of Control” as such term is defined in our 2015 Plan. We provide this benefit in order to properly incentivize our executives to support a Change of Control that would be deemed beneficial to our stockholders.
Pay versus Performance – 2023, 2022 and 2021
The following table reports the compensation of our principal executive officer (PEO) and the average compensation of the other named executive officers as reported in the Summary Compensation Table ("SCT") for the past two fiscal years (the "Non-PEO NEOs"), as well as their “compensation actually paid” as calculated pursuant to SEC rules and certain performance measures required by the rules.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income (Loss) ($) (In thousands)
2023	1,002,989	557,197	552,058	385,004	37.05	(24,396)
2022	1,423,994	378,843	771,427	381,318	43.21	(29,279)
2021	2,129,543	1,616,387	753,088	356,820	97.43	(31,043)
(1)William W. Smith, Jr. was the Company’s PEO during each of 2021, 2022 and 2023. The other Non-PEO NEOs during 2023 were Messrs. Kempton and Cameron, and during 2022 were Mr. Kempton and David P. Sperling, the Company’s Chief Technology Officer. During 2021, the other Non-PEO NEOs were Charles B. Messman, Vice President Marketing; Gail Redmond, our former SVP Worldwide Sales; Timothy Huffmyer, who served as CFO until his resignation in September 2021; Michael Fox, who joined the Company on an interim basis in August 2021 and served as interim CFO from September to November 2021 and continued on in an advisory role through mid-December 2021; and Mr. Kempton, who assumed the role of CFO in November 2021. Average SCT total compensation for Non-PEO NEOs in 2021 is impacted due to the fact that we had three executives who served as CFO during that year, with such persons serving, and only being compensated, for approximately eight, four and two months, respectively.
(2)"Compensation actually paid" is an SEC-derived and required reporting metric, premised on the reported total in the Summary Compensation Table for the PEO and the average Summary Compensation Table totals for the Non-PEO NEOs, subject to the adjustments set forth below to arrive at "compensation actually paid" for our PEO and for our non-PEO NEOs during each of the years set forth in the table above:

Adjustments to Determine Compensation "Actually Paid" for PEO:

	2023	2022	2021
Summary Compensation Table Total for PEO (column (b) above)	$1,002,989	$1,423,994	$2,129,543
Deduction for amounts reported under the “Stock Awards” column the SCT	$(393,017)	$(675,500)	$(1,324,750)
Increase for fair value at year end of awards granted during year and remain unvested at year end	$202,635	$333,047	$771,313
Increase for fair value at vesting date of awards granted during year that vested during year	$51,787	$41,342	$98,891
Change in fair value from prior year end to current year end of awards granted prior to year that were outstanding and unvested at year end	$(192,159)	$(427,952)	$(79,340)
Change in fair value from prior year end to vesting date of awards granted prior to year that vested during year	$(93,870)	$(294,593)	$53,808
Deduction for fair value from prior year of awards granted prior to year that were forfeited during year	$(21,170)	$(21,495)	$(33,078)
Compensation Actually Paid to PEO (column (c) above)	$557,197	$378,843	$1,616,387

Average Adjustments to Determine Average Compensation "Actually Paid" for non-PEO NEOs:

	2023	2022	2021
Average Summary Compensation Table Total for Non-PEO NEOs (column (d) above)	$552,058	$771,427	$753,088
Deduction for the average of amounts reported under the “Stock Awards” column the SCT	$(209,076)	$(386,000)	$(478,320)
Increase for average of fair value at year end of awards granted during year and remain unvested at year end	$110,990	$190,313	$176,301
Increase for average of fair value at vesting date of awards granted during year that vested during year	$28,549	$23,624	$53,575
Change in average of fair value from prior year end to current year end of awards granted prior to year that were outstanding and unvested at year end	$(62,264)	$(122,914)	$(19,522)
Change in average of fair value from prior year end to vesting date of awards granted prior to year that vested during year	$(24,164)	$(88,989)	$21,468
Deduction for average of fair value from prior year of awards granted prior to year that were forfeited during year	$(11,089)	$(6,143)	$(149,771)
Average Compensation Actually Paid to Non-PEO NEOs (column (e) above) (1)	$385,004	$381,318	$356,819
(1) No dividends or other earnings were paid or accrued with respect to the equity contemplated in this table, and no adjustments, amendments or modifications were made with respect to any equity awards.
Compensation Actually Paid Versus Company Performance
In the “Executive Compensation” section of this proxy statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the Summary Compensation Table and related disclosures appropriately reward our PEO and the other named executive officers for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our stockholders.
Comparison to Total Shareholder Return. The values included in the column for "compensation actually paid" to our PEO and to the Non-PEO NEOs is calculated in accordance with the SEC promulgated disclosure rules in each of the fiscal years reported above and over the three-year cumulative period and shows how the compensation awarded to them changed year-over-year and is generally aligned to the Company’s total shareholder return. This alignment is due to the fact that a significant portion of “compensation actually paid” is comprised of equity awards, which decreased in value during 2022 and 2023. In addition, there was a 10% reduction in base compensation for all of the NEO's which began in March 2023, no bonuses were paid to the NEOs for the second quarter 2023 performance, and additional equity award grants in 2023 replaced cash bonuses for the third and fourth quarter 2023 performance, a portion of which remained unvested at December 31, 2023, which further aligned average compensation paid to our NEOs to shareholder return throughout 2023.
Comparison to Net Income. We believe the amount of “compensation actually paid” to the PEO and to the Non-PEO NEOs is generally aligned with the Company’s net loss, as the continued net loss is relatively consistent with the non-equity related compensation, which, as indicated above, is comprised of base salary and incentive compensation. Our bonus compensation, which was paid for the first quarter of 2023 and for all of 2022 and 2021, is generally measured based on revenue and operating expenses as compared to an operating plan, which align with the primary drivers of the net loss. There was no bonus paid to the NEOs in the second quarter of 2023 as part of our cost reduction initiatives, and the cash bonus component of the NEOs' compensation was replaced by performance-based equity awards for third and fourth quarter 2023 performance. The continued net losses in 2023 and 2022 also contributed to the decrease in share price over that time period, which has resulted in the reductions in value of the equity awards.
Restrictions on Hedging Transactions
Our insider trading policy guidelines acknowledge that buying or selling publicly-traded options, including buying or selling puts or calls or other hedging transactions in the Company’s stock may permit a holder to continue to own our common stock obtained through benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, and officers to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company’s directors, officers and employees are prohibited from engaging in such transactions, except as otherwise may be approved in writing by the Company’s CFO or General Counsel, and no such transactions have been approved.
Director Compensation – 2023
The following table sets forth compensation that our directors (other than Mr. Smith, who is a named executive officer and does not separately receive any compensation for his board service) earned during 2023 for services as members of our Board of Directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1), (2)	Total ($)
Andrew Arno	27,750	77,500	105,250
Thomas G. Campbell	27,750	77,500	105,250
Steven L. Elfman	27,750	77,500	105,250
Samuel Gulko	27,750	77,500	105,250
Asha Keddy	27,750	77,500	105,250
Chetan Sharma	27,750	77,500	105,250
Gregory J. Szabo	27,750	77,500	105,250
(1)The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used with respect to the valuation of stock awards are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)As of December 31, 2023, each director held 261 shares of unvested restricted stock pursuant to restricted stock awards granted to them in connection with their service as directors.
Summary of Director Compensation
Non-employee members of the Board of Directors receive quarterly fees for Board and committee service, and are reimbursed for their out-of-pocket expenses in connection with service on the Board of Directors. During 2023, the quarterly fee paid to our non-employee directors was set at $7,500, however in March 2023 the Board determined to implement a temporary 10% reduction in Board fees which continued throughout 2023 and into 2024. Non-employee members of the Board of Directors are eligible to receive discretionary awards under our 2015 Plan. On January 27, 2023, each non-employee director received a grant of shares of restricted stock of 3,125 shares valued at $24.80 per share. These restricted share awards vested in equal installments over a period of 12 months from the grant date. Our Chairman of the Board, William W. Smith, Jr., is also a named executive officer and does not receive any separate compensation for his service as a director.

ANNUAL REPORT
Our Annual Report on Form 10-K for the 2023 fiscal year, filed with the Securities and Exchange Commission on February 26, 2024, is being mailed along with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may also obtain a copy of the Annual Report, including the financial statements and financial statement schedules, without charge, by writing to Investor Relations at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. We will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Smith Micro, are also available on our website at http://www.smithmicro.com or the Securities and Exchange Commission’s public website at http://www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. For stockholders requesting paper copies of the proxy statement, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) if you are not a stockholder of record, notify your broker, or (2) if you are a stockholder of record, direct your written request to Investor Relations, Smith Micro Software, Inc., 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237 or your oral request to the Smith Micro at (412) 837-5300. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations department if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS
We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by a stockholder’s submission of their proxy.
All stockholders are urged to vote by following the instructions on the Notice or, if printed proxy materials were received, by following the instructions provided with printed proxy materials.

By Order of the Board of Directors,

/s/ Jennifer M. Reinke
Jennifer M. Reinke
Secretary
Pittsburgh, Pennsylvania
May 9, 2024

Appendix A
SMITH MICRO SOFTWARE, INC.
AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

PURPOSE
The purpose of this Smith Micro Software, Inc. Amended and Restated Omnibus Equity Incentive Plan (formerly known as the 2015 Omnibus Equity Incentive Plan) (the “Plan”) is to benefit Smith Micro Software, Inc., a Delaware corporation (the “Company”) and its stockholders, by assisting the Company, and its subsidiaries to attract, retain and provide incentives to key employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
“Acceleration Conditions” shall have the meaning given to such term in Section 4.3.
“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.
“Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.
“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.
“Board” shall mean the Board of Directors of the Company.
“Base Value” shall have the meaning given to such term in Section 14.3.
“Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.
“Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):
Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an

Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;
The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;
The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before;
Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition); or
Any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control.
“Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
“Committee” shall mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided in Section 4.1.
“Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.
“Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
“Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.
“Effective Date” shall have the meaning given to such term in Article III.
“Employee” shall mean any employee, including any officer, of the Company or an Affiliate.
“Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.
“Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
“Full Value Award” shall mean any Award that is settled in Shares, other than an Option or Stock Appreciation Right, including any Restricted Stock Award, Performance Stock Award, Dividend Equivalent Right or Restricted Stock Unit Award, in each case, to the extent settled in Shares.
“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.
“Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
“Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
“Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.
“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
“Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
“Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.
“Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.
“Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.
“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.
“Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
“Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
“Plan” shall mean this Smith Micro Software, Inc. Amended and Restated Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.
“Qualified Performance-Based Award” shall mean an Award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code.
“Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.
“Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
“Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
“Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
“Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.
“Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.
“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
“Shares” or “Stock” shall mean the common stock of the Company, par value $0.001 per share.
“Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
“Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.
“Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
“Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.
“Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.
“Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.
“Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.
“Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

EFFECTIVE DATE OF PLAN
The Plan has been adopted by the Board, and shall become effective on such date that the Plan is approved by the stockholders of the Company (the “Effective Date”).

ADMINISTRATION
Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall consist solely of two (2) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an

Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.
Limited Power to Accelerate. Notwithstanding anything to the contrary contained herein, the Committee shall not have the power to accelerate vesting of outstanding Awards on a discretionary basis, except (a) upon the death or disability of the Holder, (b) under the conditions set forth in Article XVI, or (c) where such acceleration is provided as severance upon Termination of Service of the Holder, based on cash flow needs of the Company as determined by the Committee (the “Acceleration Conditions”).
Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON
Authorized Shares and Award Limits.
Share Reserve. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The maximum aggregate number of Shares which may be issued pursuant to all Awards may not exceed Four Million Five Hundred Seventy-Eight Thousand One Hundred Twenty-Five (4,578,125) (subject to adjustment in the same manner provided in Article XV with respect to Shares subject to Awards then outstanding) (the “Share Reserve”).
Share Counting. For purposes of counting the number of Shares available under the Share Reserve:
Any Award that is not a Full Value Award shall be debited against the Share Reserve as one Share for each Share subject to such Award, and any Award that is a Full Value Award shall be debited against the Share Reserve as 1.2 Shares for each Share subject to such Award.
Any Shares covered by an Award or portion of an Award which lapses, is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of the Share Reserve, and shall be credited back to the Share Reserve in the same amount that such Award was originally debited against the Share Reserve pursuant to Section 5.1(b)(i).
The following Shares shall be debited against the Share Reserve and not be available for the grant of Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (ii) Shares used to pay the exercise price or withholding taxes related to an Award, or (iii) Shares repurchased on the open market with the proceeds from the exercise of any Option.
Incentive Stock Options. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be the full Share Reserve.

Share Issuance Limitations.
The maximum value of Awards granted during any fiscal year to any nonemployee Director, taken together with any cash fees paid to that Director during the fiscal year, shall not exceed $500,000 (based on the fair value of the Award as of the Grant Date); provided, however, that Awards granted to Directors upon their initial election to the Board shall not count toward the limit in this paragraph. The Board may make exceptions to the limit in this paragraph in extraordinary circumstances for individual Directors; provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.
With respect to any Options or Stock Appreciation Rights granted prior to the repeal of the qualified performance-based compensation exception under Section 162(m) of the Code, the individual Share issuance limitation in effect under this Plan at such time shall be applied in a manner which shall permit compensation generated in connection with the exercise of such Options or Stock Appreciation Rights to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code, any Shares subject to such Options or Stock Appreciation Rights that are canceled or re-priced.
Adjustment Upon Restatement. The Committee may, in its complete and sole discretion, make retroactive adjustments to and the Holder shall reimburse to the Company any cash or equity based incentive compensation paid to the Holder where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement of the Company’s financial statements or any portion thereof, and as a result of the restatement it is determined that the Holder otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Holder’s misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the Holder’s cash or equity based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Types of Shares . The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

ELIGIBILITY AND TERMINATION OF SERVICE
Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.
Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:
The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:
If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;
If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or
If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the

foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.
In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.
Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.
Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

OPTIONS
Option Period. The term of each Option shall be as specified in the Option Agreement; provided, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
Limitations on Exercise of Option; Minimum Vesting Period. An Option shall vest and become exercisable in whole or in such installments and at such times as specified in the Option Agreement, provided, that no Option or any portion thereof shall become exercisable prior to the first anniversary of its Award date.
Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the Effective Date. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i)  accelerated vesting of Options that comply with the Acceleration Conditions, (ii) tax matters (except that provisions requiring additional withholding tax “gross-up” payments to Holders to meet excise taxes or other additional income tax liability shall be prohibited) and (iii) any other matters not inconsistent with the other terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.
Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.
Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.
Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options previously granted.

RESTRICTED STOCK AWARDS
Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. Shares awarded pursuant to a Restricted Stock Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) accelerated vesting of Options that comply with the Acceleration Conditions, (ii) tax matters (except that provisions requiring additional withholding tax “gross-up” payments to Holders to meet excise taxes or other additional income tax liability shall be prohibited) and (iii) any other matters not inconsistent with the other terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.
Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

UNRESTRICTED STOCK AWARDS
Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.
Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

RESTRICTED STOCK UNIT AWARDS

Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.
Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement that are not inconsistent with the other terms and provisions of the Plan. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

PERFORMANCE UNIT AWARDS
Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.
Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards that are not inconsistent with the other terms and provisions of the Plan. The terms and conditions of the respective Performance Unit Agreements need not be identical.
Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

PERFORMANCE STOCK AWARDS

Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.
Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards that are not inconsistent with the other terms and provisions of the Plan. The terms and conditions of the respective Performance Stock Agreements need not be identical.
Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

DISTRIBUTION EQUIVALENT RIGHTS
Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.
Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate that are not inconsistent with the other terms and provisions of the Plan. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

STOCK APPRECIATION RIGHTS
Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
Limitations on Exercise; Minimum Vesting Period. A Stock Appreciation Right shall vest and become exercisable in whole or in such installments and at such times as specified in the Stock Appreciation Right Agreement, provided, that no Stock Appreciation Right or any portion thereof shall become exercisable prior to the first anniversary of its Award date.
Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate that are not inconsistent with the other terms and provisions of the Plan. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,
The number of Shares with respect to which the Stock Appreciation Right is exercised.
Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:
The Base Value shall be equal to or greater than the per Share exercise price under the related Option;
The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);
The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and
The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.
Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Stock Appreciation Rights previously granted.

RECAPITALIZATION OR REORGANIZATION
Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.
Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.
Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 (and the Code Section 162(m) limit set forth therein) may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.
Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

CHANGE OF CONTROL
Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control:

Provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;
provide for the purchase of any Awards from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable;
provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or
cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation following such Change of Control.
Termination of Service. For purposes of Sections 16.1(a) and (b), any Holder whose employment is terminated by the Company or the surviving corporation following a Change of Control, other than for Cause, prior to the first anniversary of a Change of Control, shall be deemed to have been terminated as a result of the Change of Control.

AMENDMENT AND TERMINATION OF PLAN
The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVII, until the tenth (10th) anniversary of the date on which this amended and restated Plan is adopted by the stockholders of the Company (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (re-pricing prohibitions) or this Article XVII. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to exempt the Plan or any Award from Section 409A of the Code).

MISCELLANEOUS
No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.
Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
Section 162(m). The following conditions shall apply if it is intended that the requirements of Section 162(m) of the Code be satisfied such that Awards under the Plan which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code: Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre- or post-tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria may be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash during any calendar year to any one person (measured from the date of any payment) with respect to one or more Awards payable in cash shall be One Million Dollars ($1,000,000).
Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.
Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.
Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

SMITH MICRO SOFTWARE VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SMSI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SMSI

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. **Election of Directors**. To elect three (3) directors to serve for a three-year term ending at the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	For	Withhold
01 - Thomas G. Campbell	☐	☐
02 - Steven L. Elfman	☐	☐
03 - Asha Keddy	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 1 3 3 4 8

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03ZW0B

The 2024 Annual Meeting of Stockholders of Smith Micro Software, Inc. will be held on June 18, 2024 at 11:00 am ET, virtually via the Internet at meetnow.global/MQKLXKG.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/SMSI

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SMSI

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Smith Micro Software, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2024

William W. Smith, Jr. and James M. Kempton, or either of them, each with the power of substitution, are hereby authorized as Proxies of the undersigned to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Smith Micro Software, Inc. to be held on June 18, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.